UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐           Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒           Definitive information statement

Valhi, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

April 11, 2012

NOTICE OF STOCKHOLDER ACTION TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY REGARDING THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK AS DESCRIBED IN THIS INFORMATION STATEMENT.

To our Stockholders:

We are providing you the accompanying information statement to inform you that our board of directors and the holders of a majority of the outstanding shares of our common stock have approved an amendment to our certificate of incorporation to increase the authorized shares of our common stock from 150 million to 500 million The holders of a majority of the outstanding shares of our common stock approved the amendment pursuant to a written consent.  Since the required majority of the outstanding shares of our voting stock have approved the amendment, we are not soliciting proxies with regard to the amendment.

We are providing the information statement to all of our stockholders at the close of business on April 2, 2012.  I encourage you to read the information statement.  It describes in more detail the actions taken by our board of directors and the holders of a majority of the outstanding shares of our common stock with regard to the amendment.  The increase in the authorized shares of our common stock will not become effective until we file the amendment with the Delaware Secretary of State.  Provided we do not abandon the amendment, we will file the certificate of amendment on May 1, 2012.

In order to save mailing expenses, we are separately providing you with:

•	the proxy statement for our 2012 annual meeting of stockholders to be held on May 31, 2012 (including the notice for the meeting); and

•	the related proxy card or voting instruction form.

We are not incorporating our 2012 proxy statement and the related proxy card or voting instruction form into the information statement.  Additionally, you should not consider the information statement as soliciting material for our 2012 annual meeting of stockholders to be held on May 31, 2012.

While no action on your part is required regarding the increase in the authorized shares of our common stock as described in this information statement, if you want your shares voted at our 2012 annual meeting, you will need to cast your votes as instructed on your proxy card or voting instruction form.  FOR MORE INFORMATION, WE URGE YOU TO READ OUR 2012 PROXY STATEMENT FOR OUR 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012.

The information statement and annual report to stockholders (including Valhi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011) are available on our website at www.valhi.net.

Sincerely,

Steven L. Watson
President and Chief Executive Officer

TABLE OF CONTENTS

Page

TABLE OF CONTENTS

GLOSSARY OF TERMS

QUESTIONS AND ANSWERS RELATED TO THE INCREASE IN AUTHORIZED COMMON STOCK

QUESTIONS AND ANSWERS RELATED TO THE STOCK SPLIT

SECURITY OWNERSHIP

Ownership of Valhi
Ownership of Related Companies

INTEREST OF CERTAIN PERSONS IN, OR OPPOSITION TO, MATTERS TO BE ACTED UPON

EXPENSES OF INFORMATION STATEMENT

WHERE YOU CAN FIND MORE INFORMATION

STOCKHOLDERS SHARING THE SAME ADDRESS

REQUEST COPIES OF THE 2011 ANNUAL REPORT AND THIS INFORMATION STATEMENT

EXHIBIT A — AMENDED AND RESTATED ARTICLE IV OF THE RESTATED CERTIFICATE OF INCORPORATION OF VALHI, INC.

-i-

GLOSSARY OF TERMS

“brokerage firm or other nominee” means a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary (other than our transfer agent, Computershare) through which a stockholder holds its shares of our common stock.

“CDCT” means the Contran Amended and Restated Deferred Compensation Trust, an irrevocable “rabbi trust” established by Contran to assist it in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.

“CMRT” means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.

“Computershare” means Computershare Trust Company, N.A., our stock transfer agent and registrar.

“CompX” means CompX International Inc., one of our publicly held subsidiaries that manufactures security products, furniture components and performance marine components.

“Contran” means Contran Corporation, the parent corporation of our consolidated tax group.

“Dixie Rice” means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

“Foundation” means the Harold Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

“Grandchildren’s Trust” means The Annette Simmons Grandchildren’s Trust, a trust of which Harold C. Simmons and his wife, Annette C. Simmons, are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.

“Kronos Worldwide” means Kronos Worldwide, Inc., one of our publicly held subsidiaries that is an international manufacturer of titanium dioxide products.

“named executive officer” means any person named in the 2011 Summary Compensation Table in our 2012 proxy statement filed as a definitive Schedule 14A with the SEC on April 11, 2012.

“NL” means NL Industries, Inc., one of our publicly held subsidiaries that is a diversified holding company with significant investments in Kronos Worldwide and CompX.

“NYSE” means the New York Stock Exchange.

“record date for the stock split” means the close of business on May 2, 2012, the date our board of directors set for the determination of stockholders entitled to receive the 3-for-1 forward stock split in the form of a stock dividend.

“record date for this information statement” means the close of business on April 2, 2012, the date our board of directors set for the determination of stockholders entitled to receive this information statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“TFMC” means TIMET Finance Management Company, a wholly owned subsidiary of TIMET.

“TIMET” means Titanium Metals Corporation, one of our publicly held sister corporations that is an integrated producer of titanium metal products.

“Valhi, Inc.,” “us,” “we” or “our” means Valhi, Inc.

“VHC” means Valhi Holding Company, one of our parent corporations.

-ii-

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

April 11, 2012
———————————————
INFORMATION STATEMENT
———————————————

NO VOTE OR ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE SUBJECT MATTER CONTAINED IN THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

We are providing this information statement to holders of our common stock in order to comply with the requirements of Section 14(c) of the Securities Exchange Act and Regulation 14C under the Securities Exchange Act.  The purpose of this information statement is to inform all our stockholders of the approval of an amendment to our certificate of incorporation increasing the number of authorized shares of our common stock.  We are furnishing this information statement to holders of our common stock as of the close of business on April 2, 2012, which we refer to as the record date for this information statement.  We initiated the mailing of this information statement on or about April 11, 2012.

We are not seeking a consent, authorization or proxy from you with respect to the amendment to our certificate of incorporation because the written consent of stockholders entitled to cast the required number of votes to approve the amendment has already been obtained.  The increase in the authorized shares of our common stock will not become effective until we file the amendment with the Delaware Secretary of State.  Provided we do not abandon the amendment, we will file certificate of amendment on May 1, 2012.  The information statement also serves as notice to you of an action taken by less than unanimous written consent.  Such notice is required by Delaware General Corporation Law.  The reported closing price of our common stock on the NYSE on April 9, 2012 was $49.55.

In order to save mailing expenses, we are separately providing you with:

•	the proxy statement for our 2012 annual meeting of stockholders to be held on May 31, 2012 (including the notice for the meeting); and

•	the related proxy card or voting instruction form.

We are not incorporating our 2012 proxy statement and the related proxy card or voting instruction form into this information statement.  Additionally, you should not consider this information statement as soliciting material for our 2012 annual meeting of stockholders to be held on May 31, 2012.

While no action on your part is required regarding the increase in the authorized shares of our common stock as described in this information statement, if you want your shares voted at our 2012 annual meeting, you will need to cast your votes as instructed on your proxy card or voting instruction form.  FOR MORE
 INFORMATION, WE URGE YOU TO READ OUR 2012 PROXY STATEMENT FOR OUR 2012 ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012.

QUESTIONS AND ANSWERS RELATED TO
THE INCREASE IN AUTHORIZED COMMON STOCK

Q:           What is the purpose of the Information Statement?

A:
We are providing this information statement pursuant to Section 14 of the Securities Exchange Act in order to notify the holders of the outstanding shares of our common stock as of the close of business on the record date for this information statement of the actions taken by a majority of our stockholders pursuant to a written consent.

Delaware General Corporation Law requires, among other things, the approval of stockholders who hold at least a majority of the outstanding shares of our common stock at a meeting at which a quorum is present to amend our certificate of incorporation.  Delaware General Corporation Law also permits actions that would otherwise require a vote at a meeting of stockholders to be taken by written consent of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting.

Of the 113,036,483 shares of our common stock outstanding at the close of business on March 15, 2012, stockholders holding 107,247,363 shares, or 94.9% of such outstanding shares, executed on such date a written consent approving an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, par value $0.01 per share, from 150 million to 500 million.

The complete text of the amended and restated Article IV to our restated certificate of incorporation that increases our authorized shares of common stock is set forth as Exhibit A to this information statement and qualifies any summary description of the amended and restated Article IV in this statement.  The amendment and restatement of the first paragraph of Article IV, marked to show the changes from the current first paragraph of Article IV, is as follows.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation has authority to issue is ~~one~~ five hundred ~~fifty~~ five million (~~155~~505,000,000) shares, of which ~~one~~ five hundred ~~fifty~~ million (~~150~~500,000,000) shares are common stock, $.01 par value per share (hereinafter referred to as “Common Stock”), and five million (5,000,000) shares are preferred stock $.01 par value per share (hereinafter referred to as “Preferred Stock”).  The designation and the powers, preferences and rights of the shares of Common Stock and Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

All of the amendments to Article IV of our restated certificate of incorporation are in the first paragraph of Article IV.

Q:	Why have the board of directors and the majority stockholders agreed to increase the authorized shares of common stock?

A:	The board of directors believes that the increase is in the best interest of us and our stockholders. We believe that the increase in the number of authorized shares of common stock will enable us to:

1.	effect a 3-for-1 stock split in the form of a stock dividend as described below under “Questions and Answers Related to the Stock Split”; and

2.	after the completion of the stock split, provide flexibility and sufficient authorized shares of common stock to be reserved for issuance in order to meet business needs as they arise.

Q:	In addition to the stock split, for what other purposes may the additional authorized shares of common stock be used?

A:
The authorized shares of common stock in excess of outstanding shares will be available for issuance at such times and for such general corporate purposes as our board of directors may deem advisable.  Any such issuances may occur without further action by our stockholders, except as may be required by applicable law or by the rules of the NYSE on which our common stock is listed for trading.  Except as discussed below, any shares issued in the stock split will have the same rights as the outstanding shares of common stock.  Holders of our common stock have no preemptive rights.  After the stock split, the issuance of additional shares of our common stock could have a dilutive effect on our earnings per share.

As of the date of this information statement and after giving effect to the increase in the number of authorized shares of our common stock and the 3-for-1 stock split:

•	the number of shares of our common stock that would be issued would be approximately 355.2 million; and

•	the authorized shares of our common stock in excess of the number of shares of our common stock that would be issued would be approximately 144.8 million shares.

Of such number of shares of our common stock that would be issued, approximately 16.1 million shares would be held in the aggregate by our subsidiaries, which shares under Delaware law are entitled to receive dividends but cannot be voted as long as they are held by subsidiaries of ours.

We have no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of common stock to be authorized except in connection with the stock split and formulaic annual grants of up to 2,000 shares of our common stock to each of our directors.  We do not intend to issue any common stock except on terms that we deem to be the best interests of us and our stockholders.

We believe that it is in our best interests and that of our stockholders to increase the number of authorized shares of common stock in order to have additional authorized but unissued shares available for issuance to effectuate the stock split and to meet business needs as they arise.

Q:           What are my rights as a holder of common stock?

A:
Our authorized capital stock presently consists of 150 million shares of common stock and 5 million shares of preferred stock.  When the amendment described in this information statement becomes effective, our authorized capital stock will consist of 500 million shares of common stock and 5 million shares of preferred stock.  As a stockholder of ours, you are entitled to dividends when and as declared by our board of directors, have one vote per share and have the right to the net assets in liquidation after payment of any amounts due to creditors and holders of other convertible preferred securities having preference over the common stock.  You are not liable for further calls or assessments by us.  There are no sinking fund or redemption provisions relating to our common stock.  Our common stock has noncumulative voting rights, which means that holders of a majority of the shares voting for the election of directors can elect all of the director nominees if they choose to do so.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts   02012.  You may also visit our transfer agent’s website at www.computershare.com/investor.

Q:	Who is entitled to notice of the actions our majority stockholders have taken?

A:
Holders of the outstanding shares of our common stock on the record date for this information statement are entitled to notice of each matter our majority stockholders have taken pursuant to a written consent or authorization.

Under Delaware law our certificate of incorporation and bylaws, all actions requiring stockholder approval may be taken by obtaining the written consent and approval of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting.  An amendment to our restated certificate of incorporation requires the approval of a majority of our stockholders.

Q:           What am I being asked to approve with respect to the increase in our authorized shares?

A:
YOU ARE NOT BEING ASKED TO APPROVE ANYTHING WITH RESPECT TO THE INCREASE IN OUR AUTHORIZED SHARES.  This information statement is being provided to you solely for your information.  Because the written consent of a majority of the stockholders satisfies any applicable stockholder-voting requirement of the Delaware General Corporation Law, our certificate of incorporation and our bylaws, we are not asking you for a proxy or vote and you are not requested to send one.

Q:	Why did I receive a proxy statement for Valhi’s 2012 annual meeting of stockholders at the same time I received this information statement?

A:
In order to save mailing charges, we have separately provided you with the proxy statement for our 2012 annual meeting of stockholders to be held on May 31, 2012 and the related proxy card or voting instruction form.  While no action on your part is required regarding the increase in the authorized shares of our common stock as described in this information statement, if you want your shares voted at our 2012 annual meeting, you will need to cast your votes as instructed on your proxy card or voting instruction form.  FOR MORE INFORMATION, WE URGE YOU TO READ OUR 2012 PROXY STATEMENT FOR OUR 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012.

We are not incorporating our 2012 proxy statement and the related proxy card or voting instruction form into this information statement.  Additionally, you should not consider this information statement as soliciting material for our 2012 annual meeting of stockholders.

Q:	Why have our majority stockholders acted by written consent rather than holding a special meeting?

A:	We decided to pursue a written consent of our majority stockholders in order to be able to effect the stock split as soon as practicable.

Q:	When will the amendment to our certificate of incorporation take effect?

A:
The increase in the authorized shares of our common stock will not become effective until we file the amendment to our certificate of incorporation with the Delaware Secretary of State.  Provided we do not abandon the amendment, we will file the certificate of amendment on May 1, 2012.  A copy of the amended and restated Article IV to our restated certificate of incorporation attached to this document as Exhibit A.

Q:	Do I have any dissenters’ rights of appraisal with respect to this amendment to our certificate of incorporation?

A:
Under the Delaware General Corporation Law, dissenting holders of our common stock, if any, are not entitled to appraisal rights with respect to the amendment to our certificate of incorporation increasing the number of authorized shares of our common stock.

Q:           Can the board of directors abandon the amendment to our certificate of incorporation?

A:	We may abandon the amendment at any time before its effectiveness if for any reason we deem it advisable to do so, such as if we decide to abandon the stock split.

QUESTIONS AND ANSWERS RELATED TO THE STOCK SPLIT

Q:	What are the reasons for a 3-for-1 forward stock split to be effected in the form of a stock dividend?

A:
We believe the stock split to be effected in the form of a stock dividend is desirable for several reasons.  Our common stock has been trading at a closing per share price in the $35.87 to $63.30 range from July 1, 2011 through April 9, 2012.  While we believe this price does not reflect the full value of our common stock, we also believe that this price range makes our common stock less affordable for purchase in lots of 100 or more shares.  In addition, we believe an increase in the number of shares held by the public will encourage and facilitate trades in our common stock and promote a more liquid market in our common stock.  Because the 3-for-1 stock split will increase the number of shares held in the public market, we believe that the price per share of our common stock will become more affordable to individual investors and, as a result, enable more people to buy the shares and create more liquidity for the shares.  We cannot be certain whether these effects will occur.

Q:           When will the stock split become effective?

A:
The record date for the stock split has been set as the close of business on May 2, 2012.  We refer to this date as the record date for the stock split.  Holders of record as of the close of business on the record date for the stock split will receive two additional shares for each share held on that date.  The additional shares will be distributed on or about May 10, 2012 by our transfer agent, Computershare.

Stockholders will retain certificates issued before the effective date of the stock split, and those certificates will continue to represent the number of shares evidenced by such certificate.  Stock certificates should not be returned to us or our transfer agent.  There will be no change in the par value per share of our common stock as a result of the stock split.

The NYSE has informed us that between the record date and the payment date for the stock dividend, shares of our common stock will trade with a “due-bill.”  This means that our common stock will not begin trading at a split-adjusted price until the opening of trading on May 11, 2012.  Purchases or sales of our common stock on the open market from April 30, 2012 through May 10, 2012 will include purchases or sales, respectively, of the rights to receive the stock dividend.

Q:           What are the federal income tax consequences of the stock split?

A:	The following is a brief summary of certain federal income tax consequences of the stock split based upon current federal tax law.

•	We will not recognize any gain or loss as a result of the stock split.

•	Each stockholder of ours will not recognize any gain or loss as a result of the stock split.

•
Each stockholder’s basis for each new share and each retained share of our common stock will be equal to one-third of the tax basis of the corresponding share of our common stock immediately prior to the stock split.

•
The stockholder’s holding period for the additional shares of our common stock received in the stock split will be the same as the stockholder’s holding period for the corresponding share of our common stock immediately prior to the stock split.

This summary of certain federal income tax consequences of the stock split does not purport to be a complete analysis of all potential tax consequences of the stock split.  We urge each holder of our common stock to consult his or her tax advisor to determine the particular tax consequences to such stockholder of the stock split, including the applicability and effect of state, local and foreign tax laws.

Q:           Can the board of directors abandon the stock split?

A:	We may abandon the stock split at any time before its effectiveness if for any reason we deem it advisable to do so.

SECURITY OWNERSHIP

Ownership of Valhi.  The following table and footnotes set forth as of the record date for this information statement the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer and all of our directors and executive officers as a group.  See footnote 4 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	Valhi Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)

Harold C. Simmons (3)	421,393	(4)	*
Valhi Holding Company (3)	104,677,716	(4)	92.6%
TIMET Finance Management Company (3)	2,122,339	(4)	1.9%
Contran Corporation (3)	392,762	(4)(5)	*
Harold Simmons Foundation, Inc. (3)	827,300	(4)	*
Annette C. Simmons (3)	265,338	(4)	*
The Combined Master Retirement Trust (3)	115,000	(4)	*
The Annette Simmons Grandchildren’s Trust (3)	29,300	(4)	*
	108,851,148	(4)	96.3%

Thomas E. Barry	15,500	(4)	*
Norman S. Edelcup	39,000		*
W. Hayden McIlroy	6,500	(4)(6)	*
Glenn R. Simmons	17,410	(4)(7)	*
Steven L. Watson	28,746	(4)	*
William J. Lindquist	-0-	(4)	-0-
Robert D. Graham	-0-	(4)	-0-
Bobby D. O’Brien	-0-	(4)	-0-
All our directors and executive officers as a group (14 persons)	108,959,470	(4)(5)(6)(7)	96.4%

*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)
The percentages are based on 113,036,483 shares of our common stock outstanding as of the record date for this information statement.  NL, one of its wholly owned subsidiaries and Kronos Worldwide directly hold 3,604,790, 1,186,200 and 574,972 shares of our common stock, respectively.  Since NL and Kronos Worldwide are majority owned subsidiaries of us and pursuant to Delaware law, we treat the shares of our common stock that NL, its subsidiary and Kronos Worldwide hold as treasury stock for voting purposes.  For the purposes of calculating the percentage ownership of the outstanding shares of our common stock as of the record date for this information statement in this proxy statement, such shares are not deemed outstanding.

(3)
The business address of VHC, Contran, the Foundation, the CMRT, Harold C. and Annette C. Simmons and the Grandchildren’s Trust is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of TFMC is 1007 Orange Street, Suite 1400, Wilmington, Delaware  19801.

(4)
TIMET is the direct holder of 100% of the outstanding shares of TFMC common stock.  Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of TIMET common stock:

VHC	23.9%
Annette C. Simmons	12.5%
CMRT	8.8%
Harold C. Simmons	3.2%
Kronos Worldwide	2.4%
Contran	2.0%
NL	0.8%
Valhi	0.5%
Grandchildren’s Trust	Less than 0.1%

NL’s percentage ownership of TIMET common stock includes approximately 0.3% directly held by a wholly owned subsidiary of NL.

Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi	50.0%
NL	30.4%
Annette C. Simmons	0.8%
Harold C. Simmons	0.7%
TFMC	0.3%
Contran	Less than 0.1%

Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of NL common stock:

Valhi	83.0%
Harold C. Simmons	2.2%
Annette C. Simmons	0.8%
TFMC	0.5%
Kronos Worldwide	Less than 0.1%

Dixie Rice is the direct holder of 100% of the outstanding shares of VHC common stock.  Contran is the beneficial holder of 100% of the outstanding shares of Dixie Rice common stock.

Substantially all of Contran’s outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons.  As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts.  Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold.

The Foundation is a tax-exempt foundation organized for charitable purposes.  Harold C. Simmons is the chairman of the board of the Foundation.

U.S. Bank National Association serves as the trustee of the CDCT.  Contran established the CDCT as an irrevocable “rabbi trust” to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.  If the CDCT assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due.  Pursuant to the terms of the CDCT, Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

Contran sponsors the CMRT to permit the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.  Harold C. Simmons is the sole trustee of this trust and a member of the investment committee for this trust.  Thomas E. Barry, a director of ours, is also a member of this trust’s investment committee.  Contran selects the trustee and members of this trust’s investment committee.  All of our executive officers are participants in one or more of the employee defined benefit plans that invest through this trust.  Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the plan assets this trust holds.

Harold C. Simmons is chairman of the board and chief executive officer of NL and the chairman of the board of each of Kronos Worldwide, TIMET, us, VHC, Dixie Rice and Contran.

By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities.  However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CDCT or the CMRT.  Mr. Simmons disclaims beneficial ownership of all shares of our common stock beneficially owned, directly or indirectly, by VHC, TFMC, Contran, the Foundation, Kronos Worldwide or NL or its subsidiaries.

All of our directors or executive officers who are also directors or executive officers of VHC, TFMC, Contran and the Foundation or their affiliated entities disclaim beneficial ownership of the shares of our common stock that such entities directly or indirectly hold.

Annette C. Simmons is the wife of Harold C. Simmons.  Mrs. Simmons disclaims beneficial ownership of all shares that she does not own directly.  Mr. Simmons may be deemed to share indirect beneficial ownership of her shares.  He disclaims all such beneficial ownership.

The Grandchildren’s Trust is a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.  Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares this trust directly holds.  Mr. Simmons disclaims beneficial ownership of any shares that this trust holds.

Contran is the sole owner of our 6% series A preferred stock (non-voting) and a trust related to Harold C. Simmons is the sole owner of VHC’s 2% convertible preferred stock (non-voting).  Messrs. Harold and Glenn Simmons and Watson each hold of record one director qualifying share of Dixie Rice.

VHC has pledged 8,577,160 shares of our common stock as security and 24,878,081 shares of TIMET common stock as security.  NL has pledged 4,069,344 shares of Kronos Worldwide common stock as security.  Contran has pledged 864 shares of our 6% series A preferred stock as security.

Shares owned by Contran or its related entities or their executive officers or directors may be held in margin accounts at brokerage firms.  Under the terms of the margin account agreements, stocks and other assets held in these accounts may be pledged to secure margin obligations under these accounts.  Harold C. Simmons holds 63,518 shares of our common stock, 574,866 shares of Kronos Worldwide common stock and 491,009 shares of NL common stock in a margin account at a brokerage firm.  Annette C. Simmons holds all of her 265,338 shares of Valhi common stock, 882,876 shares of Kronos Worldwide common stock and 404,391 shares of NL common stock in a margin account at a brokerage firm.  The Grandchildren’s Trust holds all of its 29,300 shares of our common stock and 14,132 shares of TIMET common stock in a margin account at a brokerage firm.  A family partnership of which Mr. McIlroy is a general partner holds all of its 6,500 shares of our common stock in a margin account at a brokerage firm.

The business address of the Foundation, Kronos Worldwide, NL and TIMET is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana  70542.

(5)
Includes 366,847 shares of our common stock that the CDCT holds directly.  Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

(6)	A family partnership of which Mr. McIlroy is a general partner holds these shares.

(7)	The shares of common stock shown as beneficially owned by Glenn R. Simmons include 1,100 shares his wife holds in her retirement accounts, with respect to which he disclaims beneficial ownership.

We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

Ownership of Related Companies.  Some of our directors and executive officers own equity securities of several companies related to us.

Ownership of Kronos Worldwide and NL.  The following table and footnotes set forth the beneficial ownership, as of the record date for this information statement, of the shares of Kronos Worldwide and NL common stock held by each of our directors, each named executive officer and all of our directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	Kronos Worldwide Common Stock			NL Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(3)

Harold C. Simmons	777,940	(4)	*	1,052,054	(4)	2.2%
Valhi, Inc.	57,990,042	(4)	50.0%	40,387,531	(4)	83.0%
NL Industries, Inc.	35,219,270	(4)	30.4%	n/a		n/a
TIMET Finance Management Company	373,334	(4)	*	222,100	(4)	*
Contran Corporation	5,372	(4)	*	-0-	(4)	-0-
Kronos Worldwide	n/a	(4)	n/a	2,000	(4)	*
Annette C. Simmons	882,876	(4)	*	404,391	(4)	*
	95,248,834	(4)	82.2%	42,068,076	(4)	86.4%

Thomas E. Barry	-0-	(4)	-0-	-0-	(4)	-0-
Norman S. Edelcup	-0-	(4)	-0-	-0-	(4)	-0-
W. Hayden McIlroy	-0-	(4)	-0-	-0-	(4)	-0-
Glenn R. Simmons	42,762	(4)(5)	*	5,500	(4)	*
Steven L. Watson	103,652	(4)	*	15,500	(4)	*
William J. Lindquist	-0-	(4)	-0-	-0-	(4)	-0-
Robert D. Graham	-0-	(4)	-0-	-0-	(4)	-0-
Bobby D. O’Brien	-0-	(4)	-0-	-0-	(4)	-0-
All our directors and executive officers as a group (14 persons)	95,395,774	(4)(5)	82.3%	42,089,576	(4)	86.5%

*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 115,902,098 shares of Kronos Worldwide common stock outstanding as of the record date for this information statement.

(3)	The percentages are based on 48,662,884 shares of NL common stock outstanding as of the record date for this information statement.

(4)
See footnotes 2 and 4 to the Ownership of Valhi Table above for a description of certain relationships among the individuals, entities or groups appearing in this table.  All of our directors or executive officers who are also directors or executive officers of Contran or any of its affiliated entities disclaim beneficial ownership of the shares of Kronos Worldwide or NL common stock that such entities directly or indirectly own.

Other than the shares he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all shares that his wife, Annette C. Simmons, directly or indirectly owns.  Mrs. Simmons disclaims beneficial ownership of all shares she does not own directly.

See footnote 4 to the Ownership of Valhi Table for additional disclosure regarding pledged shares and shares held in margin accounts.

(5)
The shares of Kronos Worldwide common stock shown as beneficially owned by Glenn R. Simmons include 11,600 shares his wife holds directly and 850 shares she holds in her retirement account, with respect to all of which shares he disclaims beneficial ownership

Ownership of CompX.  The following table and footnotes set forth the beneficial ownership, as of the record date for this information statement, of the CompX class A and B common stock held by each of our directors, each named executive officer and all of our directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	CompX Class A Common Stock			CompX Class B Common Stock (1)			CompX Class A and Class B Common Stock Combined
Beneficial Owner	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)(3)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)(3)	Percent of Class (2)(3)

Harold C. Simmons	359,065	(4)	15.0%	-0-	(4)	-0-	2.9%
NL Industries, Inc.	755,104	(4)	31.6%	10,000,000	(4)	100.0%	86.8%
Kronos Worldwide, Inc.	3,000	(4)	*	-0-	(4)	-0-	*
Annette C. Simmons	51,813	(4)	2.2%	-0-	(4)	-0-	*
	1,168,982	(4)	49.0%	10,000,000	(4)	100.0%	90.2%

Thomas E. Barry	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Norman S. Edelcup	9,000	(4)	*	-0-	(4)	-0-	*
W. Hayden McIlroy	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Glenn R. Simmons	24,553	(4)(5)(6)	1.0%	-0-	(4)	-0-	*
Steven L. Watson	15,000	(4)(5)	*	-0-	(4)	-0-	*
William J. Lindquist	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Robert D. Graham	-0-	(4)	-0-	-0-	(4)	-0-	-0-
Bobby D. O’Brien	300	(4)	*	-0-	(4)	-0-	*
All our directors and executive officers as a group (14 persons)	1,218,035	(4)(5)(6)	51.0%	10,000,000	(4)	100.0%	90.6%

*           Less than 1%.

(1)
Each share of CompX class B common stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes.  In certain instances, shares of CompX class B common stock are automatically convertible into shares of CompX class A common stock.

(2)
Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.  The number of shares and percentage of ownership for each individual or group assumes the exercise by such individual or group (exclusive of others) of stock options that such individual or group may exercise within 60 days subsequent to the record date for this information statement.

(3)
The percentages are based on 2,386,107 shares of CompX class A common stock outstanding as of the record date for this information statement and 10,000,000 shares of CompX class B common stock outstanding as of the record date for this information statement.

(4)	NL directly holds approximately 86.8% of the combined voting power of the outstanding shares of CompX class A and B common stock (approximately 98.4% for the election of directors).

See footnotes 2 and 4 to the Ownership of Valhi Table above for a description of certain relationships among the individuals, entities or groups appearing in this table.  All of our directors or executive officers disclaim beneficial ownership of any shares of CompX class A or class B common stock that we or Kronos Worldwide directly or indirectly own.

NL has pledged 381,104 shares of CompX class A common stock as security.  Annette C. Simmons holds all of her 51,813 shares of CompX class A common stock, in a margin account at a brokerage firm.

Other than the shares he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all shares that his wife, Annette C. Simmons, directly or indirectly owns.  Mrs. Simmons disclaims beneficial ownership of all shares she does not own directly.

(5)
The shares of CompX class A common stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the record date for this information statement:

Name of Beneficial Owner	Shares of CompX Class A Common Stock Issuable Upon the Exercise of Stock Options On or Before June 1, 2012

Glenn R. Simmons	1,200
Steven L. Watson	2,000

These stock options expire on May 14, 2012.

(6)
The shares of CompX class A common stock shown as beneficially owned by Glenn R. Simmons include 38 shares his wife holds in her retirement account, with respect to which he disclaims beneficial ownership.

INTEREST OF CERTAIN PERSONS IN, OR OPPOSITION TO, MATTERS TO BE ACTED UPON

We are not aware of any director or executive officer of ours or any associate of theirs or any other person that has any interest, direct or indirect, by security holdings or otherwise, in the amendment to our certificate of incorporation, that is not shared by all of our other stockholders.

EXPENSES OF INFORMATION STATEMENT

We will bear the expenses of mailing this information statement, including expenses in connection with the preparation and mailing of this information statement and all documents that now accompany or may subsequently supplement it.  It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this information statement to the beneficial owners of our common stock held of record by such persons at the close of business on the record date for this information statement and that we will reimburse that brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with their forwarding this information statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our public filings are also available to the public from commercial document retrieval services, on the SEC’s website at www.sec.gov and on our website at www.valhi.net.  Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of NYSE at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” certain information into this information statement.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

We are incorporating by reference the following items contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011:

Item 6.  Selected Financial Data;
Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operation;
Item 7A.  Quantitative and Qualitative Disclosures about Market Risk; and
Item 8.  Financial Statements and Supplementary Data.

We are delivering copies of the documents incorporated by reference to you along with this information statement.

STOCKHOLDERS SHARING THE SAME ADDRESS

Stockholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of this information statement.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  You should notify your brokerage firm or other nominee if:

•	you no longer wish to participate in householding and would prefer to receive a separate information statement; or

•	you receive multiple copies of this information statement at your address and would like to request householding of our communications.

REQUEST COPIES OF THE 2011 ANNUAL REPORT AND THIS INFORMATION STATEMENT

To obtain copies of our 2011 annual report to stockholders or this information statement without charge, please mail your request to the attention of A. Andrew R. Louis, corporate secretary, at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

Exhibit A
Amended and Restated Article IV of the
Restated Certificate of Incorporation of
Valhi, Inc.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation has authority to issue is five hundred five million (505,000,000) shares, of which five hundred million (500,000,000) shares are common stock, $.01 par value per share (hereinafter referred to as “Common Stock”), and five million (5,000,000) shares are preferred stock $.01 par value per share (hereinafter referred to as “Preferred Stock”).  The designation and the powers, preferences and rights of the shares of Common Stock and Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

1.           Common Stock.

A.           Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.  Each share of Common Stock shall be equal to every other share of Common Stock in every respect.

B.           The holders of Common Stock shall be entitled to one vote for each share of Common Stock held of record on the books of the Corporation with respect to all matters submitted for stockholder approval.

2.           Preferred Stock.  Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors.  The resolution or resolutions providing for the issues of shares of a particular series shall fix, subject to applicable laws and provisions of this Article IV, the designation, rights, preferences and limitations of the shares of each such series.  The authority of the Board of Directors in respect to each series shall include, but not be limited to, determination of the following:

(i)           the consideration for which such Preferred Stock shall be issued;

(ii)           the number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

(iii)           the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iv)           the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

(v)           the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(vi)           the obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligation;

(vii)           the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(viii)           the voting rights, if any, of the shares of such series, in addition to any voting rights required by law; and

(ix)           any other rights, preferences or limitations of shares of such series.

3.           No holder of stock of any class or series or of other securities of the Corporation, or of options, warrants or other rights to purchase stock of any class or series or other securities of the Corporation, shall have any preemptive or preferential right to purchase or subscribe for any securities of the Corporation.

A-1